EWBC Earnings Results Third Quarter 2019 October 17, 2019

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

Highlights of Third Quarter 2019 Results $ in millions, except per share data Current Quarter Q-o-Q Change Y-o-Y Change 3Q19 Earnings Net income $171 million Net income $ 171.4 14% 0.1% Adj.1 net income $ 171.4 (5)% 0.1% 3Q19 EPS $ 1.17 14% 0.1% Diluted EPS $1.17 Adj.1 EPS $ 1.17 (5)% (0.2)% 2 NII $ 369.8 1% 6% Record operating revenue $421 million NIM 3.59% (14) bps (17) bps Balance Sheet Record net interest income Loans $ 34,025 1% 9% $370 million Deposits $ 36,660 0.5% 9% TBVPS1 $ 30.22 4% 17% Record loans $34.0 billion Credit Quality NCO ratio 0.26% 17 bps 21 bps Record deposits NPAs to total assets 0.31% 3 bps 2 bps $36.7 billion 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s 3Q19 Earnings Press Release. 2Q19 adjusted for the reversal of certain previously claimed tax credits related to DC Solar. 2 Operating revenue consists of net interest income before provision for credit losses and noninterest income, excluding non-operating items. 3

3Q19 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $200 $200 $180 $171 $173 $164 $171 $171 $173 $169 $171 $150 $1.24 $1.17 $1.18 $1.17 $1.17 $1.18 $1.16 $1.17 $1.12 +1% +7% -5% $1.03 -2% $ in millions $ in $100 $100 $ in millions $ in $ $ inmillions, except per share data $ $ inmillions, except per share data — $— 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19* 2Q19* 3Q19 Net income Diluted EPS Adj.* net income Adj.* diluted EPS Adj.* net income growth Profitability Ratios (Adj.* in 1Q19 & 2Q19) 3Q19 reported ROA: 1.58% . 5-quarter reported ROA range: 1.45% to 1.76%. 35% 1.76% 1.74% 1.69% 1.68% . 5-quarter adjusted ROA range: 1.58% to 1.76%. 1.58% 30% 25% 3Q19 reported ROE: 14.1% 18.5% 18.0% 17.0% 17.4% . 5-quarter reported ROE range: 12.9% to 16.2%. 15.7% 20% 15% . 5-quarter adjusted ROE range: 14.1% to 16.2%. 16.2% 15.8% 15.1% 15.5% 14.1% 10% 3Q19 reported tangible ROE: 15.7% 0.00% 5% . 5-quarter reported tangible ROE range: 14.5% to 18.5%. 3Q18 4Q18 1Q19* 2Q19* 3Q19 Return on assets Return on equity Return on tang. eq. . 5-quarter adjusted tangible ROE range: 15.7% to 18.5%. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 3Q19 Earnings Press Release. 2Q19 adjusted for the reversal of certain previously claimed tax credits related to DC Solar, and 1Q19 adjusted for impairment related to tax credit investments related to DC Solar. 4

3Q19 Record Loans of $34.0 billion 3Q19 EOP Loan Mix: $34.0 billion . EOP loan growth of 1% Q-o-Q (+3% LQA). ($ in billions) $0.3 . Avg. loan growth of 2% Q-o-Q (+8% LQA). 1% . Avg. growth in CRE: $254mm (+8% LQA). $8.4 25% . Avg. growth in SFR & HELOC: $213mm (+11% LQA). $12.3 . Avg. growth in C&I: $200mm (+7% LQA). 36% . 3Q19 avg. loan yield of 5.11% contracted by 17 bps Q-o-Q. $13.0 . Reflects decline in Libor rates and two 25-basis point 38% fed funds rate cuts during 3Q19. C&I CRE (+ MFR, Construction & Land) SFR & HELOC Other consumer Average Loans Average Loan Yield $33.7 5.30% 5.28% $32.4 $33.0 5.22% 5.11% $31.5 5.02% $30.5 +8% +7% +11% +13% $ $ inbillions 20 0 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Average loans LQA average loan growth 5

3Q19 Record Deposits of $36.7 billion 3Q19 EOP Deposit Mix: $36.7 billion . EOP deposit growth of 2% LQA. ($ in billions) . Avg. deposit growth of 13% LQA. . Avg. growth in MMDA: $489mm (+25% LQA). . Avg. growth in DDA: $475mm (+18% LQA). $10.5 $10.8 . Avg. growth in time: $433mm (+17% LQA). 29% 29% . Avg. IB checking: Q-o-Q decrease of $274mm. . 09.30.19 EOP loan-to-deposit ratio of 92.8%. $7.0 $8.4 . 3Q19 avg. cost of deposits: 1.05%, down 6 bps Q-o-Q. 19% 23% 3Q19 avg. cost of IB deposits: 1.49%, down 8 bps Q-o-Q. . 09.30.19 EOP cost of deposits: 1.01%, down 10 bps Q-o-Q; DDADDA MMDAMMDA IBIB Checking Checking & Savings & SavingsTime Time EOP cost of IB deposits: 1.43%, down 14 bps Q-o-Q. Average Deposits Average Cost of Deposits $36.5 1.11% $35.0 $34.9 $35.3 1.07% 1.05% $33.2 0.90% +13% -1% +5% 0.78% +21% $ $ inbillions 22 0 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Average deposits LQA average deposit growth 6

3Q19 Summary Income Statement

$ in millions, except per share data	3Q19	2Q19	$ Change	% Change
Adjusted net interest income	$ 367.3	$ 365.6	$ 1.7	0.5 %
ASC 310-30 discount accretion income	2.5	1.7	0.8	47 %
Net interest income	369.8	367.3	2.5	1 %
Fee income & net gains on sales of loans*	50.9	48.9	2.0	4 %
Other	0.6	3.8	(3.2)	(84) %
Total noninterest income*	51.5	52.8	(1.3)	(2) %
Adjusted noninterest expense	158.6	159.8	(1.1)	(1) %
Amortization of tax credit and other investments, and core deposit intangibles	18.0	17.9	0.1	1 %
Total noninterest expense	176.6	177.7	(1.0)	(1) %
Provision for credit losses	38.3	19.2	19	99 %
Income tax expense	35.0	72.8	(37.8)	(52) %
Net income	$ 171.4	$ 150.4	$ 21.0	14 %
Diluted EPS	$ 1.17	$ 1.03	$ 0.14	14 %

Notable & Tax-Related Items

- Record operating revenue of $421mm.
- Record net interest income of $370mm.
- 3Q19 effective tax rate: 17%.
- For the full year 2019, projecting an effective tax rate of approximately 20%, including the impact of a $30.1 million reversal of previously claimed tax credits in 2Q19, or approximately 15%** excluding the tax credit reversal in 2Q.
- 3Q19 net income and EPS increased by 14% Q-o-Q. Compared to adjusted** 2Q19 net income and EPS, 3Q19 net income and EPS decreased by 5%. 2Q19 adjusted for the tax credit reversal.

* See slide 9 for noninterest income detail by category.
** See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 3Q19 Earnings press release.

EAST WEST BANK

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3Q19 Net Interest Income & Net Interest Margin Net Interest Income . 3Q19 NII of $369.8mm increased 1% Q-o-Q. . 3Q19 ASC 310-30 discount accretion income of $2.5mm $369 $370 $362 $367 vs. $1.7mm in 2Q19; 3 bps of impact to NIM*. $349 +1% -2% +1% . 3Q19 NIM of 3.59%, decrease of 14 bps Q-o-Q. +6% . Impact to NIM from change in yields & rates (Q-o-Q): . -14 bps from lower loan yields, incl. fees & discounts. $ $ inmillions . -2 bps from lower other earning asset yields. . -4 bps from asset mix shift: increase in IB cash & deposits with banks. $200 3Q18 4Q18 1Q19 2Q19 3Q19 . -1 bp from funding mix shift: increase in FHLB advances. . +7 bps from lower funding costs. Net Interest Income NII growth Net Interest Margin relative to Q-o-Q Change in Avg. Loan Yield & Cost of Deposits Upper Range of Fed Funds Target Rate 20 17 20 14 3.76% 3.79% 3.79% 3.73% 12 3.59% 7 8 10 4 Fed Funds: (50) bps 0 2.50% 2.50% 2.50% Fed Funds: Fed Funds: (2) 2.25% 2.00% -10 + 25 bps + 25 bps (6) -20 (17) $0 0.00% 3Q18 4Q18 1Q19 2Q19 3Q19 -30 3Q18 4Q18 1Q19 2Q19 3Q19 Net Interest Margin Fed funds rate Change in avg. loan yield (in bps) Change in avg. cost of deposits (in bps) *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 3Q19 Earnings Press Release. 8

3Q19 Noninterest Income Detail

Fee Income & Net Gains on Sales of Loans *



$ in millions
$39.9
1.1
4.0
3.5
6.1
9.8
15.4
$38.8
1.5
2.8
2.8
7.2
9.5
15.0
$39.1
0.9
4.9
3.8
5.0
9.6
14.8
$48.9
11.8
3.8
7.3
9.8
16.2
$50.9
2.0
11.1
4.8
8.1
9.9
14.8
4%
22%
10%
16%
19%
29%
3Q18
4Q18
1Q19
2Q19
3Q19
3Q19 Mix
Lending fees
Foreign exchange income
IRC revenue
Deposit account fees
Wealth management fees
Net gains on sales of loans

* Fee income excludes: credit valuation adjustment ("CVA") related to interest rate contracts ("IRC") and other derivatives; net gains on sales of securities; gains on sale of fixed assets, and other income.

Total noninterest income of $51.5mm in 3Q19 vs. $52.8mm in 2Q19.

- Fee income and net gains on sales of loans: $50.9mm, +4% Q-o-Q.
- Gains on loan sales: Q-o-Q increase primarily due to higher volume of SBA 7A loans sold.
- Wealth management fees: Q-o-Q increase due to increase in customer activity.
- IRC and other derivative income: customer-driven revenue of $11.1mm in 3Q19, reflects strong customer demand for interest rate swaps in response to current yield curve. The $2mm Q-o-Q decrease in IRC & other derivative income primarily reflects change in the CVA, which was driven by decline in long-term interest rates during 3Q19.

Interest Rate Contracts and Other Derivative Income Detail

($ in millions)	3Q18	4Q18	1Q19	2Q19	3Q19
Revenue	$ 4.0	$ 2.8	$ 4.9	$ 11.8	$ 11.1
CVA	0.6	(1.7)	(1.7)	(1.4)	(2.7)
Total	$ 4.6	$ 1.1	$ 3.2	$ 10.4	$ 8.4

- Revenue – interest rate contracts and other derivatives transaction fees.
- CVA – related to interest rate contracts and other derivatives.

EAST WEST BANK

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3Q19 Efficiency and PTPP Profitability Noninterest Expense & Efficiency Ratio . 3Q19 total noninterest expense: $176.6mm, decrease of 1% Q-o-Q from $177.7mm. $161 $160 $159 $158 $156 $160 . 3Q19 adj.* noninterest expense: $158.6mm, decrease of 1% Q-o-Q from $159.8mm. Largest decline in $140 compensation and employee benefits expense. 55.0% $ $ inmillions . 3Q19 adj.* efficiency ratio: 37.7%, modest improvement $120 vs. 38.0% in 2Q19. 39.9% 39.8% 37.9% 38.0% 37.7% . Essentially stable 5-quarter adj.* efficiency ratio range of $100 35.0% 37.7% to 39.9%. 3Q18 4Q18 1Q19 2Q19 3Q19 Adj.* noninterest expense Adj.* efficiency ratio PTPP Income & PTPP Profitability Ratio . Pre-tax, pre-provision income (PTPP) income: $255 $260 $263 . 3Q19 adjusted* PTPP income of $262.6mm, $238 $244 5.00% $240 increase of 1% Q-o-Q. 4.00% $180 . 3Q19 adjusted* PTPP ratio: 2.42%, decrease of 9 bps Q-o-Q. 2.50% 2.51% 3.00% $120 $ inmillions 2.44% 2.43% 2.42% . Essentially stable 5-quarter adjusted* PTPP $60 2.00% profitability ratio range of 2.42% to 2.51%. $0 1.00% 3Q18 4Q18 1Q19 2Q19 3Q19 Adj.* PTPP income Adj.* PTPP profitability ratio *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 3Q19 Earnings Press Release. 10

Asset Quality Metrics Allowance for Loan Losses Provision Expense & Net Charge-off Ratio $346 $80.1 $350 $311 $82 $287 2.50% $64.3 $261 1.00% $46.3 inmillions 1.50% $ $ inmillions $ $ $27.5 0.50% 1.02% 0.99% 0.96% 1.02% 0.18% 0.15% 0.08% 0.13% $0 0.50% $0 0.00% 12.31.16 12.31.17 12.31.18 09.30.19 2016 2017 2018 YTD 2019* ALLL ALLL / Gross loans HFI* Provision expense NCOs / Avg. loans HFI* Nonperforming Assets* . Allowance coverage of loans HFI: 1.02% as of $130 $135 09.30.19, compared to 0.98% as of 06.30.19 and $115 0.96% as of 12.31.18. $93 . 3Q19 net charge-off ratio: 0.26% of avg. loans HFI annualized, compared to 0.09% annualized in 2Q19, or 0.18% annualized in YTD. $ $ inmillions 0.37% . 3Q19 charge-offs largely stemmed from three 0.31% 0.31% commercial loans, two of which were energy loans. 0.23% $0 0.10% 12.31.16 12.31.17 12.31.18 09.30.19 . Nonperforming assets to total assets ratio: 0.31% as of 09.30.19, compared to 0.28% as of 06.30.19 and Nonperforming assets NPAs / Total assets 0.23% as of 12.31.18. * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. YTD NCO ratio is annualized. 11

Strong Capital Ratios . Year-to-date capital increase: tangible equity per common share increased by 11%; the tangible equity to tangible assets ratio increased by 57 bps; regulatory capital ratios increased by 41 bps to 56 bps. . Quarterly common stock dividend of 27.5 cents/share, or annualized $1.10/share. EWBC’s Capital Position 0.155 $30.22 14.2% 13.7% 12.8% 12.8% 0.135 12.2% 12.2% $27.15 0.115 10.3% 10.5% 10.3% 9.7% 9.9% $25.00 0.095 8.5% 7.0% 0.075 0.055 4.0% 0.035 $15.00 0.015 Tangible equity Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio capital ratio capital ratio capital ratio capital ratio Minimum Capital Ratio + Conservation Buffer EWBC 12.31.18 EWBC 09.30.19 Note: The Company’s September 30, 2019 regulatory capital ratios are preliminary. 12

Management Outlook: Full Year 2019

Earnings drivers	FY 2019 expectations compared to FY 2018 results	Outlook change from prior quarter	2019 YTD actual	FY 2018 actual
End of Period Loans	▪ Increase by approximately 7%.	Previously: Increase by approximately 10%.	$34.0 billion +7% YTD annualized & +9% Y-o-Y	$32.4 billion +11% Y-o-Y
Adjusted Net Interest Income	▪ Increase by approximately 6% (excl. the impact of ASC 310-30 discount accretion).	Previously: increase at a percentage rate in high single digits.	$1.1 billion +7% YTD annualized & +9% Y-o-Y	$1.4 billion +17% Y-o-Y
Adjusted NIM	▪ 3.60% to 3.65% (excl. the impact of ASC 310-30 discount accretion). ▪ ASC 310-30 discount accretion estimated to add 2-3 bps.	Previously: 3.60% to 3.70% (excl. impact of ASC 310-30 discount accretion).	3.68% (ex. accretion), -4 bps YTD 3.70% (w/ accretion), -8 bps YTD	3.72% (ex. accretion) +30 bps Y-o-Y 3.78% (w/ accretion) +30 bps Y-o-Y
Noninterest Expense	▪ Increase by approximately 3% (excl. tax credit investment & core deposit intangible amortization).	Previously: mid-single-digits.	$479 million +3% YTD annualized & 3% Y-o-Y	$619 million +9% Y-o-Y
Provision for Credit Losses	▪ Approximately $100 million.	Previously: $80mm to $90mm.	$80 million	$64 million
Tax Items	▪ Full year effective tax rate of approx. 20%, including the $30.1mm reversal of previously claimed tax credits in 2Q19, or approx. 15% ex. tax credit reversal.	Tax rate forecast excluding tax credit reversal unchanged.	Effective tax rate: 22%, including tax credit reversal, or 17% ex. tax credit reversal.	Effective tax rate: 14%
Interest Rates	▪ 25-basis point cut to the fed funds rate in October 2019: total of three 25-basis point cuts to the fed funds rate in 2019.	Two 25-basis point cuts to the fed funds rate: Jul. & Oct.	Fed funds decreased -25 bps in Jul. and -25 bps in Sep. 2019.	Fed funds increased +100 bps.

EASTWESTBANK

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods. Three Months Ended September 30, 2019 June 30, 2019 September 30, 2018 Income tax expense (a) $ 34,951 $ 72,797 $ 33,563 Less: Reversal of certain previously claimed tax credits related to DC Solar (b) — (30,104) — Adjusted income tax expense (c) $ 34,951 $ 42,693 $ 33,563 Income before income taxes (d) 206,367 223,177 204,865 Effective tax rate (a)/(d) 16.9% 32.6% 16.4% Less: Reversal of certain previously claimed tax credits related to DC Solar (b)/(d) —% (13.5)% — % Adjusted effective tax rate (c)/(d) 16.9% 19.1% 16.4 % Nine Months Ended September 30, 2019 September 30, 2018 Income tax expense (e) $ 138,815 $ 82,958 Less: Reversal of certain previously claimed tax credits related to DC Solar (f) (30,104) — Adjusted income tax expense (g) $ 108,711 $ 82,958 Income before income taxes (h) 624,635 613,641 Effective tax rate (e)/(h) 22.2% 13.5% Less: Reversal of certain previously claimed tax credits related to DC Solar (f)/(h) (4.8)% —% Adjusted effective tax rate (g)/(h) 17.4% 13.5% 15

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the first quarter of 2019, the Company recorded a $7.0 million pre-tax impairment charge related to DC Solar. During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to DC Solar. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impact of the impairment charge related to DC Solar, the reversal of certain previously claimed tax credits related to DC Solar and the after-tax impact of the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Three Months Ended September 30, June 30, September 30, 2019 2019 2018 Net income (a) $ 171,416 $ 150,380 $ 171,302 Add: Reversal of certain previously claimed tax credits related to DC Solar — 30,104 — Adjusted net income (b) $ 171,416 $ 180,484 $ 171,302 Diluted weighted average number of shares outstanding 146,120 146,052 146,173 Diluted EPS $ 1.17 $ 1.03 $ 1.17 Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar — 0.21 — Adjusted diluted EPS $ 1.17 $ 1.24 $ 1.17 Average total assets (c) $ 43,136,273 $ 41,545,441 $ 38,659,262 Average stockholders’ equity (d) $ 4,838,281 $ 4,684,348 $ 4,197,675 Return on average assets (1) (a)/(c) 1.58% 1.45% 1.76% Adjusted return on average assets (1) (b)/(c) 1.58% 1.74% 1.76% Return on average equity (1) (a)/(d) 14.06% 12.88% 16.19% Adjusted return on average equity (1) (b)/(d) 14.06% 15.45% 16.19% (1) Annualized. 16

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		September 30, 2019	June 30, 2019	September 30, 2018
Net interest income before provision for credit losses	(a)	$ 369,807	$ 367,326	$ 348,720
Total noninterest income		51,474	52,759	46,502
Total revenue	(b)	$ 421,281	$ 420,085	$ 395,222
Total noninterest expense	(c)	$ 176,630	$ 177,663	$ 179,815
Less: Amortization of tax credit and other investments		(16,833)	(16,739)	(20,789)
Amortization of core deposit intangibles		(1,148)	(1,152)	(1,369)
Adjusted noninterest expense	(d)	$ 158,649	$ 159,772	$ 157,657
Efficiency ratio	(c)/(b)	41.93 %	42.29 %	45.50 %
Adjusted efficiency ratio	(d)/(b)	37.66 %	38.03 %	39.89 %
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$ 262,632	$ 260,313	$ 237,565
Average total assets	(f)	$ 43,136,273	$ 41,545,441	$ 38,659,262
Adjusted pre-tax, pre-provision profitability ratio [(1)]	(e)/(f)	2.42 %	2.51 %	2.44 %
Adjusted noninterest expense [(1)]/average assets	(d)/(f)	1.46 %	1.54 %	1.62 %

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Nine Months Ended	
Yield on Average Loans		September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest income on loans	(a)	$ 433,658	$ 434,450	$ 385,538	$ 1,291,642	$ 1,088,997
Less: ASC 310-30 discount accretion income		(2,521)	(1,719)	(2,863)	(6,418)	(14,362)
Adjusted interest income on loans	(b)	$ 431,137	$ 432,731	$ 382,675	$ 1,285,224	$ 1,074,635
Average loans	(c)	$ 33,661,282	$ 32,981,374	$ 30,498,037	$ 33,023,713	$ 29,790,281
Add: ASC 310-30 discount		18,172	19,909	25,852	19,894	29,939
Adjusted average loans	(d)	$ 33,679,454	$ 33,001,283	$ 30,523,889	$ 33,043,607	$ 29,820,220
Average loan yield [(1)]	(a)/(c)	5.11%	5.28%	5.02%	5.23%	4.89%
Adjusted average loan yield [(1)]	(b)/(d)	5.08%	5.26%	4.97%	5.20%	4.82%
Net Interest Margin						
Net interest income	(e)	$ 369,807	$ 367,326	$ 348,720	$ 1,099,594	$ 1,017,092
Less: ASC 310-30 discount accretion income		(2,521)	(1,719)	(2,863)	(6,418)	(14,362)
Adjusted net interest income	(f)	$ 367,286	$ 365,607	$ 345,857	$ 1,093,176	$ 1,002,730
Average interest-earning assets	(g)	$ 40,919,386	$ 39,461,101	$ 36,822,293	$ 39,716,462	$ 36,039,382
Add: ASC 310-30 discount		18,172	19,909	25,852	19,894	29,939
Adjusted average interest-earning assets	(h)	$ 40,937,558	$ 39,481,010	$ 36,848,145	$ 39,736,356	$ 36,069,321
Net interest margin [(1)]	(e)/(g)	3.59%	3.73%	3.76%	3.70%	3.77%
Adjusted net interest margin [(1)]	(f)/(h)	3.56%	3.71%	3.72%	3.68%	3.72%

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. September 30, June 30, September 30, 2019 2019 2018 Stockholders’ equity (a) $ 4,882,664 $ 4,734,593 $ 4,244,850 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (17,435) (18,952) (23,656) Tangible equity (b) $ 4,399,532 $ 4,249,944 $ 3,755,647 Total assets (c) $ 43,274,659 $ 42,892,358 $ 39,042,713 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (17,435) (18,952) (23,656) Tangible assets (d) $ 42,791,527 $ 42,407,709 $ 38,553,510 Total stockholders’ equity to total assets ratio (a)/(c) 11.28% 11.04% 10.87% Tangible equity to tangible assets ratio (b)/(d) 10.28% 10.02% 9.74% (1) Includes core deposit intangibles and mortgage servicing assets. 19

Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended	
		September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income		$ 171,416	$ 150,380	$ 171,302	$ 485,820	$ 530,683
Add: Amortization of core deposit intangibles		1,148	1,152	1,369	3,474	4,227
Amortization of mortgage servicing assets		834	1,013	460	2,171	1,366
Tax effect of adjustments (2)		(586)	(640)	(541)	(1,669)	(1,654)
Tangible net income	(e)	$ 172,812	$ 151,905	$ 172,590	$ 489,796	$ 534,622
Add: Impairment charge related to DC Solar (3)		—	—	—	6,978	—
Less: Gain on sale of business		—	—	—	—	(31,470)
Tax effect of adjustment (2)		—	—	—	(2,063)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	30,104	—	30,104	—
Adjusted tangible net income	(f)	$ 172,812	$ 182,009	$ 172,590	$ 524,815	$ 512,455
Average stockholders' equity		$ 4,838,281	$ 4,684,348	$ 4,197,675	$ 4,687,746	$ 4,061,977
Less: Average goodwill		(465,697)	(465,697)	(465,547)	(465,652)	(466,615)
Average other intangible assets (1)		(18,391)	(20,380)	(24,530)	(20,198)	(26,080)
Average tangible equity	(g)	$ 4,354,193	$ 4,198,271	$ 3,707,598	$ 4,201,896	$ 3,569,282
Return on average tangible equity (4)	(e)/(g)	15.75%	14.51%	18.47%	15.58%	20.03%
Adjusted return on average tangible equity (4)	(f)/(g)	15.75%	17.39%	18.47%	16.70%	19.20%

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory rate of 29.56%.
(3) Included in Amortization of tax credit and other investments.
(4) Annualized.

EAST WEST BANK

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